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                                                                     EXHIBIT 11

                                PRINTRONIX, INC.

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK



                                                           Years Ended March,
                                              -------------------------------------
                                                  1997         1996          1995
                                              -----------   ----------   ----------
Net earnings                                  $11,671,000   $6,771,000   $7,160,000
Weighted average number of common shares
  outstanding                                   7,913,010    7,689,978    7,229,128
Dilutive stock options using the treasury
  stock method                                    418,554      556,476      844,454
                                              -----------   ----------   ----------
                                              $ 8,331,564   $8,246,454   $8,073,582
                                              ===========   ==========   ==========
Net earnings per common share                 $      1.40   $     0.82   $     0.89
                                              ===========   ==========   ==========